UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 8, 2023, Bannix Acquisition Corp. (“Bannix”) entered into a Patent Purchase Agreement (“PPA”) with GBT Tokenize Corp. (“Tokenize”), which is 50% owned by GBT Technologies Inc. (the “Company”), where the Company provided its consent, to Tokenize selling certain intellectual property to Bannix. The closing date of the PPA will be immediately follow the closing of the acquisition of EVIE Autonomous Group Ltd. by Bannix. The Purchase Price is set at 5% of the consideration that Bannix will pay to the shareholders of EVIE. The Business Combination Agreement sets the consideration to be paid by Bannix to the shareholders of EVIE at $850 million and, in turn, the consideration in the PPA to be paid to Tokenize is $42.5 million.

On August 15, 2023, the Company issued a press release. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits

Exhibit Number	Description
99.1	Press Release dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

By:	/s/ Mansour Khatib

Name:	Mansour Khtib
Title:	Chief Executive Officer

Date: August 16, 2023